UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

ALTO INGREDIENTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21467	41-2170618
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1300 South Second Street Pekin, Illinois	61554
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ALTO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael D. Kandris as Interim Chief Operating Officer

On March 15, 2024, Michael D. Kandris advised Alto Ingredients, Inc. (the “Company”) that he will resign from his position as Interim Chief Operating Officer of the Company effective as of April 1, 2024. On March 19, 2024, the board of directors of the Company (the “Board”) accepted and approved Mr. Kandris’s resignation as Interim Chief Operating Officer of the Company and approved the continuation of his employment with the Company for a transition period ending with his retirement on June 20, 2024.

Mr. Kandris is compensated by the Company pursuant to the terms of a Third Amended and Restated Employment Agreement with the Company dated September 18, 2023. The employment agreement was amended on March 20, 2024 to reflect Mr. Kandris’s resignation as Interim Chief Operating Officer effective as of April 1, 2024, the continuation of his employment with the Company for a transition period ending with his retirement on June 20, 2024 and to remove all severance benefits.

Appointment of Todd E. Benton as Chief Operating Officer

On March 19, 2024, the Board appointed Todd E. Benton, effective as of April 1, 2024, to serve as the Chief Operating Officer of the Company.

Mr. Benton, age 51, has served as Vice President of Operations for the Company since 2021 and prior to that served as site manager of the Company’s Pekin campus since 2018, overseeing health and safety, environmental compliance, operations, reliability, quality assurance, labor relations, procurement and logistics across the site. Mr. Benton has 30 years of operations and leadership experience in corn wet milling, high quality alcohol and dry grind fuel ethanol production. Mr. Benton began his career in 1994 at the Pekin wet mill for Pekin Energy Company through a joint venture between CPC and Texaco. Prior to joining the Company, Mr. Benton spent five years with Flint Hills Resources (Koch Industries) as Plant Manager and as the Senior Process Engineer leader for the Biofuels & Ingredients business. Prior to his tenure with Koch Industries, Mr. Benton served in various leadership roles for Williams Companies and Aventine Renewable Energy, Inc., with his last five years in the role of Director of Operations for those companies. Mr. Benton has a B.S. degree in Biology from Eastern Illinois University and studied Business Administration at Bradley University.

Also on March 19, 2024, the Board approved a Second Amended and Restated Employment Agreement for Mr. Benton, effective as of April 1, 2024 (the “Restated Employment Agreement”), the terms of which are described below.

Mr. Benton’s employment agreement provides for at-will employment as Chief Operating Officer of the Company. Mr. Benton’s annual base salary is $350,000. Mr. Benton is eligible to participate in the Company’s short-term incentive plan with a pay-out target of 60% of his base salary, to be paid based upon performance criteria set by the Compensation Committee of the Board. Mr. Benton is also entitled to participate in the Company’s long-term incentive plan with a current payout target of $250,000 in the form of time-vested restricted shares and $83,000 in the form of performance-vested restricted shares.

Upon termination by the Company without cause or resignation by Mr. Benton for good reason, other than in anticipation of, or on or within twenty-four months after a change-in-control, Mr. Benton is entitled to receive (i) a cash severance payment equal to twelve months of his base salary, (ii) a cash severance payment equal to 100% of his total target short-term incentive plan award, (iii) on a monthly basis, an additional cash severance payment equal to the portion of the insurance premiums the Company was paying prior to Mr. Benton’s termination of employment with respect to health insurance benefits coverage previously provided by the Company to Mr. Benton for a period of twelve months after Mr. Benton’s date of separation; provided, however, that no such additional cash severance payments shall be made following the effective date of Mr. Benton’s coverage by a medical, dental or vision insurance plan of a subsequent employer, and (iv) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Benton prior to Mr. Benton’s termination which are unvested as of the date of termination.

However, if Mr. Benton is terminated without cause or resigns for good reason in anticipation of or twenty-four months after a change in control, Mr. Benton is entitled to (i) severance equal to twenty-four months of base salary, (ii) 200% of his total target short-term incentive plan award, (iii) continued health insurance coverage for twenty-four months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Benton prior to Mr. Benton’s termination that are unvested as of the date of termination.

If the Company terminates Mr. Benton’s employment upon his disability, Mr. Benton is entitled to severance equal to twelve months of base salary. In addition, in the event of Mr. Benton’s disability and if he or someone authorized to act on his behalf executes and delivers an agreed upon release agreement and allows the release to become effective, the Company has agreed to accelerate the vesting of any equity awards granted to Mr. Benton prior to the termination of his employment such that 100% of all shares or options subject to such awards which are unvested as of termination shall be accelerated and deemed fully vested as of the effectiveness of the release.

If Mr. Benton dies, the Company has agreed to accelerate the vesting of any equity awards granted to Mr. Benton prior to his death such that 100% of all shares or options subject to such awards which are unvested as of his death will be accelerated and deemed fully vested.

The term “cause” is defined in Mr. Benton’s employment agreement as (i) Mr. Benton’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Benton’s participation in any fraud or other act of willful misconduct against the Company, (iii) Mr. Benton’s refusal to comply with any of the Company’s lawful directives, (iv) Mr. Benton’s material breach of his fiduciary, statutory, contractual, or common law duties to the Company, or (v) conduct by Mr. Benton which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, the Company shall within twenty days provide written notice to Mr. Benton describing the nature of the event and Mr. Benton shall thereafter have ten business days to cure the event.

The term “for good reason” is defined in Mr. Benton’s employment agreement as (i) the assignment to Mr. Benton of any duties or responsibilities that result in the material diminution of Mr. Benton’s authority, duties or responsibility, (ii) a material reduction by the Company in Mr. Benton’s annual base salary, except to the extent the base salaries of all of the Company’s other executive officers are accordingly reduced, (iii) a relocation of Mr. Benton’s place of work, or the Company’s principal executive offices if Mr. Benton’s principal office is at these offices, to a location that increases Mr. Benton’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by the Company of any material provision of Mr. Benton’s employment agreement.

Mr. Benton’s employment agreement provides that a “change in control” is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of the Company’s securities representing a majority of the Company’s combined voting power, (ii) the Company merges, consolidates or otherwise engages in a business combination with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the Company’s shares of voting capital stock outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the Company’s shares of voting capital stock (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of the Company’s assets are sold.

There are no family relationships between any of the Company’s directors or officers and Mr. Benton that are required to be disclosed under Item 401(d) of Regulation S-K under the Exchange Act. There are no other arrangements or understandings between Mr. Benton and any other person pursuant to which Mr. Benton was appointed as Chief Operating Officer. Mr. Benton is employed by the Company pursuant to a First Amended and Restated Employment Agreement dated February 23, 2021 at a base salary of $273,570 effective April 9, 2023 and a base salary of $263,048 effective April 24, 2022 to April 8, 2023. On March 31, 2023, the Company granted 37,500 shares of restricted common stock having a grant date value of $56,250 to Mr. Benton in consideration of services to be provided, which shares vest 33% on April 1, 2024, 33% on April 1, 2025 and 34% on April 1, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Second Amended and Restated Employment Agreement for Todd E. Benton dated effective as of April 1, 2024

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2024	ALTO INGREDIENTS, INC.

	By:	/S/ AUSTE M. GRAHAM
Auste M. Graham,
Vice President, General Counsel & Secretary

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